FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Financial Statements and Schedule

December 31, 2004 and 2003

(With Report of Independent Registered
Public Accounting Firm Thereon)

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Table of Contents

Page
Report of Independent Registered Public Accounting Firm	1
Statements of Net Assets Available for Plan Benefits as of December 31, 2004 and 2003	2
Statements of Changes in Net Assets Available for Plan Benefits for the years ended December 31, 2004 and 2003	3
Notes to Financial Statements	4 - 9
Schedule
1 Schedule H, Line 4i - Schedule of Assets (Held at End of Year) — December 31, 2004	10 - 11

Report of Independent Registered Public Accounting Firm

The Compensation Committee of
    First Niagara Financial Group, Inc.:

We have audited the accompanying statements of net assets available for plan benefits of the First Niagara Financial Group, Inc. 401(k) Plan (the Plan) as of December 31, 2004 and 2003, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 2004 and 2003, and the changes in net assets available for plan benefits for the years then ended, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedule H, line 4i – Schedule of Assets (Held at End of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

June 24, 2005

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Statements of Net Assets Available for Plan Benefits

December 31, 2004 and 2003

	2004	2003
Employer contributions receivable	$ 2,871	—
Investments:
Group annuity contract with insurance company	23,659,062	19,803,815
Mutual funds	9,214,323	5,786,604
First Niagara Financial Group, Inc. common stock	16,923,752	13,840,118
Participant loans	1,012,488	754,692
Total investments	50,809,625	40,185,229
Net assets available for plan benefits	$50,812,496	40,185,229

See accompanying notes to financial statements.

2

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Statements of Changes in Net Assets Available for Plan Benefits

Years ended December 31, 2004 and 2003

	2004	2003
Contributions:
Employer	$ 1,701,010	1,481,046
Employee	3,958,521	3,482,987
	5,659,531	4,964,033
Investment income:
Interest and dividends	443,614	305,262
Net appreciation in fair value of investments,
including realized gains and losses on sales	1,885,005	7,315,377
	2,328,619	7,620,639
Total contributions and investment income	7,988,150	12,584,672
Transfer from Troy Savings Bank 401(k) Plan	7,490,806	—
Transfer from Cortland Savings Bank 401(k) Savings Plan in
RSI Retirement Trust	—	1,616,466
Transfer from Savings Bank of the Finger Lakes, FSB 401(k)
Savings Plan	—	478,217
Transfer from Costello, Dreher & Kaiser 401(k) Plan and Trust	—	148,423
Distributions to participants	(4,610,370)	(3,731,565)
Administrative expenses	(241,319)	(150,312)
Net increase	10,627,267	10,945,901
Net assets available for plan benefits:
Beginning of year	40,185,229	29,239,328
End of year	$ 50,812,496	40,185,229

See accompanying notes to financial statements.

3

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Notes to Financial Statements

December 31, 2004 and 2003

(1)	Description of Plan

The following description of the First Niagara Financial Group, Inc. 401(k) Plan (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.

(a)	General

The Plan is a defined contribution plan covering all employees of First Niagara Financial Group, Inc. (FNFG). As a result of the acquisition of the sponsoring entities, the assets of the Troy Savings Bank 401(k) Plan were transferred into the Plan during 2004. The assets of the Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust, the Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan, and the Costello, Dreher & Kaiser 401(k) Plan and Trust were transferred into the Plan during 2003. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

(b)	Eligibility
Employees are eligible to participate in the Plan when they reach age 21 and have completed 3 months of service.

(c)	Contributions

Participants may make contributions to the Plan in the form of salary reductions of up to 100% of their total compensation, limited by the maximum allowable contribution under the Internal Revenue Code. FNFG makes matching contributions of 100% of employee contributions up to 2% of the employee’s compensation, plus 75% of employee contributions between 2% and 6% of the employee’s compensation. FNFG’s matching contribution for a plan year will not be more than 5% of the employee’s total compensation.

(d)	Participants’ Accounts
Each participant’s account is credited with contributions and a pro rata share of investment income.

(e)	Vesting

Participants become vested in employer contributions based on a percentage that increases each year from the beginning of year two of service over a period of six years when the vesting percentage is 100%.

(f)	Distributions
Participants or their beneficiaries are entitled to their vested account balance upon death, retirement, or termination of employment, payable in a single lump sum or in an annuity.

4	(Continued)

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Notes to Financial Statements

December 31, 2004 and 2003

(g)	Participant Loans

Participants may borrow up to 50% of their account balance, with a minimum loan amount of $1,000 and a maximum of $50,000. Participants may have only one loan outstanding at any given time. Participant loans are valued at their fair market value.

(h)	Administrative Expenses
Costs of administering the Plan, except recordkeeping expenses, are borne by FNFG.

(i)	Forfeitures

Forfeitures of nonvested employer contributions may be used for Plan administrative expenses or to reduce the employer’s contributions. During 2004 and 2003, forfeitures used to reduce employer contributions amounted to $41,758 and $20,880, respectively. Unused forfeited account balances were $116,527 at December 31, 2004. There were no unused forfeited account balances at December 31, 2003.

(2)	Summary of Significant Accounting Policies
(a)	Basis of Presentation
The accompanying financial statements have been prepared on the accrual basis of accounting.

(b)	Investments

The Guaranteed Interest Account is carried at fair value, which approximates contract value (original investment plus accrued interest). Investments in the pooled separate accounts of the Principal Mutual Life Insurance Company (Principal) are carried at fair value based on the fair values of the underlying assets. Investments in FNFG common stock and mutual funds are valued based on quoted market prices. Investment income includes unrealized appreciation or depreciation in the value of the investments. Investment transactions are recorded on the trade date. Dividend income is recorded on the ex-dividend date.

(c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes therein. Actual results could differ from those estimates.

5	(Continued)

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Notes to Financial Statements

December 31, 2004 and 2003

(3)	Investments

Contributions to the Plan are invested under a group annuity contract with Principal, mutual funds, or FNFG common stock. Plan participants may allocate their funds among one or more of the following investment accounts:

Group Annuity Contract with Principal (party-in-interest):

•	Guaranteed Interest Account — A general investment account comprised of guaranteed interest contracts yielding a specified rate of interest maturing at various dates through December 31, 2006.

•	Bond and Mortgage Separate Account — A pooled separate account comprised of intermediate-term commercial mortgages and mortgage-backed securities.

•	Large Cap Stock Index Separate Account — A pooled separate account comprised of the stocks included in the Standard and Poor’s 500 Stock Index.

•	Small Company Blend Separate Account — A pooled separate account comprised of equity securities of small to medium capitalized domestic companies.

•	Medium Company Blend Separate Account — A pooled separate account comprised of common stocks of medium sized companies.

•	International Stock Separate Account — A pooled separate account comprised of common stocks of companies located outside the United States, mainly in Europe and Asia.

•	Small Company Growth Separate Account — A pooled separate account comprised of stocks at the lower end of the market capitalization range.

•	Lifetime Strategic Income Separate Account — A pooled separate account which invests in shares of other Principal Investors Funds. It is designed for participants close to retirement.

•	Lifetime 2010 Separate Account — A pooled separate account which invests in shares of other Principal Investors Funds. It is designed for participants who expect to retire around the year 2010.

•	Lifetime 2020 Separate Account — A pooled separate account which invests in shares of other Principal Investors Funds. It is designed for participants who expect to retire around the year 2020.

•	Lifetime 2030 Separate Account — A pooled separate account which invests in shares of other Principal Investors Funds. It is designed for participants who expect to retire around the year 2030.

•	Lifetime 2040 Separate Account — A pooled separate account which invests in shares of other Principal Investors Funds. It is designed for participants who expect to retire around the year 2040.

6	(Continued)

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Notes to Financial Statements

December 31, 2004 and 2003

•	Lifetime 2050 Separate Account – A pooled separate account which invests in shares of other Principal Investors Funds. It is designed for participants who expect to retire around the year 2050.

•	Principal Partners Large Capital Value Separate Account — A pooled separate account which invests primarily in common stocks of larger capitalization domestic companies.

•	Small Company Value Separate Account — A pooled separate account which invests primarily in common stocks of small capitalization companies.

Mutual Funds:

•	Vanguard Growth and Income Fund — Comprised mainly of stocks in the S&P 500, with the remaining invested in companies with characteristics similar to S&P 500 companies.

•	Putnam International Equity Fund — Comprised mainly of equity securities of foreign companies.

•	Fidelity Advisor Equity Growth Fund — Comprised of common and preferred stocks and convertible securities of companies with above average growth characteristics.

•	Strong Opportunity Fund — Comprised of equities and nonconvertible corporate and government intermediate to long-term debt securities.

•	AIM Dynamics Fund — Comprised of the common stocks of domestic companies, invested for the short-term.

•	American Century Value Fund — Comprised of primarily U.S. equity securities.

•

T. Rowe Price Spectrum Growth Fund — Comprised of a diversified group of T. Rowe Price mutual funds that invest mainly in equities such as traditional growth stocks, small aggressive growth stocks, growth and income stocks, and international securities.

•	Janus Aspen Capital Appreciation Fund — Comprised primarily of common stocks.

•	Fidelity Advisor High Income Advantage I Fund — Comprised mainly of low quality debt securities, preferred stocks, convertible securities and zero coupon bonds.

Participants may also invest in FNFG common stock (party-in-interest).

The Plan also has an investment in the Principal Financial Group, Inc. Stock Separate Account which includes compensation from the demutualization of Principal from a mutual holding company to a stock company in 2001. Upon demutualization, the Plan received 24,440.35 units of Principal Financial Group, Inc. Stock Separate Account, that were allocated ratably to participants in proportion to their account balances. New contributions or transfer contributions cannot be made into this account.

7	(Continued)

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Notes to Financial Statements

December 31, 2004 and 2003

Net appreciation (depreciation) in fair value of investments for the years ended December 31, 2004 and 2003 are as follows:

	2004	2003
Group annuity contract with insurance company	$ 1,791,666	1,594,453
Mutual funds	939,461	1,190,055
FNFG common stock	(846,122)	4,530,869
Net appreciation	$ 1,885,005	7,315,377

Individual investments that comprise 5% or more of the Plan’s net assets available for plan benefits at December 31, 2004 and 2003 are as follows:

	2004	2003
* Guaranteed Interest Account	$ 2,272,635	2,020,342
* Money Market Separate Account	—	8,175,059
* Bond and Mortgage Separate Account	3,541,962	2,935,736
* Large Cap Stock Index Separate Account	3,549,281	2,579,293
* Lifetime 2020 Separate Account	4,069,599	—
* Lifetime 2030 Separate Account	2,568,778	—
FNFG common stock (party-in-interest)	16,923,752	13,840,118
* Investments under a group annuity contract with Principal
(party-in-interest)

(4)	Federal Income Taxes

The Plan has received a favorable determination letter as to its tax-exempt qualified status from the Internal Revenue Service dated May 5, 2003. The Plan has been amended since the receipt of the determination letter. However, the Plan sponsor believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, there is no provision for income taxes in these financial statements due to the applicable exemptions under Sections 401 and 501 of the Internal Revenue Code.

(5)	Plan Termination

Although it has not expressed any intent to do so, FNFG has the right to discontinue its matching contribution to the Plan at any time or to terminate the Plan subject to the provisions of ERISA. In the event of a termination of the Plan, participants will be entitled to the entire amount of their account at the date of such termination.

8	(Continued)

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Notes to Financial Statements

December 31, 2004 and 2003

(6)	Subsequent Event – Plan Transfer

On January 14, 2005, FNFG acquired all of the outstanding stock of Hudson River Bancorp, Inc., the parent company of Hudson River Bank and Trust Company. In February 2005, total assets of $17,343,272 were transferred into the Plan from the Hudson River Bank and Trust Company 401(k) Plan, including $7,722,812 in FNFG Stock and $9,620,460 in cash.

9

Schedule 1

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2004

Identity of issue	Description	Current value
Group annuity contract with Principal
Mutual Life Insurance Company:*

Guaranteed Interest Account	General investment account comprised of guaranteed interest contracts maturing at various dates through December 31, 2008	$2,272,635

Bond and Mortgage Separate Account	Pooled separate account investing in fixed income securities (4,933 units)	3,541,962

Large Cap Stock Index Separate Account	Pooled separate account investing in corporate stocks (78,843 units)	3,549,281

Small Company Blend Separate Account	Pooled separate account investing in corporate stocks of small to medium capitalized companies (21,255 units)	1,321,480

Medium Company Blend Separate Account	Pooled separate account investing in common stocks of medium sized companies (15,390 units)	880,668

International Stock Separate Account	Pooled separate account investing in stocks of non-United States companies (19,848 units)	789,164

Principal Financial Group, Inc. Stock Separate Account	Pooled separate account investing in the stock of Principal Financial Group (11,803 units)	262,911

Small Company Growth Separate Account	Pooled separate account investing in stocks at lower end of market capitalization range (30,521 units)	563,891

Lifetime Strategic Income Separate Account	Pooled separate account which invests primarily in shares of other Principal Investors Funds (73,431 units)	955,805

Lifetime 2010 Separate Account	Pooled separate account which invests primarily in shares of other Principal Investors Funds (154,501 units)	2,024,605

Lifetime 2020 Separate Account	Pooled separate account which invests primarily in shares of other Principal Investors Funds (308,700 units)	4,069,599

Lifetime 2030 Separate Account	Pooled separate account which invests primarily in shares of other Principal Investors Funds (198,093 units)	2,568,778

10	(Continued)

Schedule 1

FIRST NIAGARA FINANCIAL GROUP, INC.
401(k) PLAN

Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2004

Identity of issue	Description	Current value
Lifetime 2040 Separate Account	Pooled separate account which invests primarily in shares of other Principal Investors Funds (39,259 units)	$ 513,986

Lifetime 2050 Separate Account	Pooled separate account which invests primarily in other Principal Investors Funds (1,403 units)	17,655

Principal Partners Large Capital Value Separate Account	Pooled separate account which invests primarily in common stocks of larger capitalization domestic companies (8,615 units)	113,343

Small Company Value Separate Account	Pooled separate account which invests primarily in common stocks of small capitalization companies (6,194 units)	213,299

Mutual funds:

Vanguard Growth and Income Fund	Mutual fund (68,381 shares)	2,093,133

Putnam International Equity Fund	Mutual fund (38,620 shares)	914,512

Fidelity Advisor Equity Growth Fund	Mutual fund (19,817 shares)	952,016

Strong Opportunity Fund	Mutual fund (18,925 shares)	878,135

AIM Dynamics Fund	Mutual fund (36,494 shares)	602,149

American Century Value Fund	Mutual fund (242,731 shares)	1,793,775

T. Rowe Price Spectrum Growth Fund	Mutual fund (57,515 shares)	970,276

Janus Aspen Capital Appreciation Fund	Mutual fund (18,502 shares)	454,767

Fidelity Advisor High Income Advantage I Fund	Mutual fund (57,452 shares)	555,560

First Niagara Financial Group, Inc.*	Common stock (1,213,172 shares)	16,923,752

Participant Loans*	Notes receivable, various maturities, interest rates ranging from 4% to 11.85%, cost of $0	1,012,488
		$50,809,625

*   Party named is a party-in-interest.

See accompanying report of independent registered public accounting firm.

11